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Exhibit No. 21




                  SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

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                                                            Jurisdiction
Name of Subsidiary                                          of Incorporation
------------------                                          ----------------
1890 Insurance Agency, Inc.                                 Wyoming
Airy Insurance Center, Inc.                                 Pennsylvania
Express Quote Services, Inc.                                Florida
Garden Sun Insurance Services, Inc.                         Hawaii
Greenberg Financial Insurance Services, Inc.                California
Husky Sun Insurance Services, Inc.                          Washington
Insurance Confirmation Services, Inc.                       Delaware
Lakeside Insurance Agency, Inc.                             Ohio
Maryland Auto Insurance Solutions, Inc.                     Maryland
Midland Financial Group, Inc.                               Tennessee
   Agents Financial Services, Inc. (40% owned)              Florida
   Progressive Home Insurance Company                       Ohio
      Specialty Risk Insurance Company                      Ohio
   Midland Risk Services, Inc.                              Tennessee
      Midland Risk Services - Arizona, Inc.                 Arizona
Mountain Laurel Assurance Company                           Pennsylvania
Mountainside Insurance Agency, Inc.                         Colorado
National Continental Insurance Company                      New York
Pacific Motor Club                                          California
PCIC Canada Holdings, Ltd.                                  Canada
   3841189 Canada Inc.                                      Canada
Progny Agency, Inc.                                         New York
Progressive Adjusting Company, Inc.                         Ohio
Progressive Agency Holdings Corp.                           Ohio
Progressive American Insurance Company                      Florida
   Bayside Underwriters Insurance Agency, Inc.              Florida
Progressive American Life Insurance Company                 Ohio
   Progressive Life Insurance, Ltd.                         Turks & Caicos Islands
Progressive Auto Pro Insurance Agency, Inc.                 Florida
Progressive Auto Pro Insurance Company                      Florida
Progressive Bayside Insurance Company                       Florida
Progressive Capital Management Corp.                        New York
Progressive Casualty Insurance Company                      Ohio
   PC Investment Company                                    Delaware
   Progressive Gulf Insurance Company                       Mississippi
   Progressive Specialty Insurance Company                  Ohio
Progressive Classic Insurance Company                       Wisconsin
Progressive Consumers Insurance Company                     Florida
Progressive DirecTrac Service Corp.                         Texas
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
Progressive Express Insurance Company                       Florida
Progressive Halcyon Insurance Company                       Ohio
Progressive Hawaii Insurance Corp.                          Ohio
Progressive Insurance Agency, Inc.                          Ohio
Progressive Investment Company, Inc.                        Delaware
   RRM Holdings, Inc.                                       Delaware
Progressive Marathon Insurance Company                      California
Progressive Max Insurance Company                           Ohio
Progressive Michigan Insurance Company                      Michigan
Progressive Mountain Insurance Company                      Colorado
Progressive Northeastern Insurance Company                  New York
Progressive Northern Insurance Company                      Wisconsin
   Progressive Premier Insurance Company of Illinois        Illinois
   Progressive Universal Insurance Company of Illinois      Illinois
Progressive Northwestern Insurance Company                  Washington
Progressive Paloverde Insurance Company                     Arizona
Progressive Preferred Insurance Company                     Ohio
Progressive Premium Budget, Inc.                            Ohio
Progressive Resource Services Company                       Ohio
Progressive Security Insurance Company                      Louisiana
Progressive Southeastern Insurance Company                  Florida
Progressive Specialty Insurance Agency, Inc.                Ohio
Progressive West Insurance Company                          California
Silver Key Insurance Agency, Inc.                           Nevada
The Progressive Agency, Inc.                                Virginia
The Progressive Insurance Foundation                        Ohio
United Financial Casualty Company                           Ohio
United Financial Insurance Agency, Inc.                     Washington
Village Transport Corp.                                     Delaware
Wilson Mills Land Co.                                       Ohio
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Except as indicated, each subsidiary is wholly owned by its parent.